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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

Implant Sciences Corporation,
Wakefield, Massachusetts

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 19, 2003, except with respect to the matters discussed in Notes 1 and 17, as to which the date is August 28, 2003, relating to the financial statements of Implant Sciences Corporation appearing in the Company's Form 10-KSB/A for the year ended June 30, 2003.

/s/ BDO SEIDMAN LLP

Boston, Massachusetts
December 19, 2003

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CONSENT OF INDEPENDENT AUDITORS